UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 6, 2024, Planet 13 Holdings Inc. (the “Company”) completed its previously announced sale of the issued and outstanding shares of common stock (the “Florida Shares”) of its subsidiary, Planet 13 Florida Inc. (the “Florida Sale”) pursuant to the terms and conditions in the Stock Purchase Agreement dated January 22, 2024 (the “Florida Purchase Agreement”) with SGW FL Enterprises, LLC (the “Buyer”).

Pursuant to the Florida Purchase Agreement, the Company sold the Florida Shares to the Buyer at the closing of the Florida Sale for a cash payment of US$9,000,000.

Planet 13 Florida Inc. owned a medical marijuana treatment center license issued by the Florida Department of Health. The Florida Sale is a closing condition to the Company’s pending acquisition of VidaCann, LLC (the “VidaCann Acquisition”). The Company expects to close the VidaCann Acquisition as soon as practicable in May 2024.

The foregoing description of the Florida Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Florida Purchase Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 22, 2024 and incorporated into this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company sold the Florida Shares described herein in reliance upon exemptions from registration afforded by Section 4(a)(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On May 6, 2024, the Company issued a press release announcing the closing of the Florida Sale. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Cautionary Note Regarding Forward-Looking Information

This report contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this report, forward-looking statements relate to the timing and completion of the VidaCann Acquisition. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, the potential that other conditions to the closing of the VidaCann Acquisition may not be satisfied or the occurrence of any event, change or other circumstances that could give rise to the termination of the agreements relating to the VidaCann Acquisition and those assumptions, risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and any of the Company's subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Forward-looking statements contained herein are made only as of the date of this report and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Stock Purchase Agreement, dated January 22, 2024, by and between Planet 13 Holdings Inc. and SGW FL Enterprises, LLC.
99.1	Press Release dated May 6, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

# Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: May 7, 2024	By:	/s/ Robert Groesbeck
	Name	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: May 7, 2024	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer

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